Exhibit 99.1


April 1, 2005

NATIONAL FINANCIAL PARTNERS COMPLETES PREVIOUSLY ANNOUNCED ACQUISITION OF HIGHLAND CAPITAL HOLDING CORPORATION

NEW YORK, NY - National Financial Partners Corp. (NYSE: NFP) has completed the previously announced purchase of Highland Capital Holding Corporation ("Highland"), a leading life insurance brokerage company. Highland is NFP's largest acquisition to date and represents a network of eleven divisions comprising twenty-one brokerage general agent (BGA) offices with combined revenues of approximately $62 million in 2004.

NFP paid the acquisition consideration to the former holders of Highland debt, preferred stock, options and common stock. Total consideration included approximately $34.2 million in cash and approximately 328,000 shares of NFP common stock. Acquired base earnings of $6.1 million are based on capitalization of the brokerage divisions at the time of their respective acquisitions by Highland. However, based on the 2004 earnings of the acquired business, NFP believes that on an annual basis Highland could contribute approximately $8 million to NFP's gross margin.

Additionally, in connection with the acquisition of Highland, NFP acquired four businesses formerly owned directly by certain Principals of Highland. These businesses represent approximately $0.8 million of additional acquired base earnings. NFP paid aggregate consideration including approximately $2.7 million of cash and approximately 29,000 shares of common stock in connection with the acquisitions of these entities.

Year-to-date, NFP has announced and closed 17 transactions representing $16.6 million of base earnings.

Defined Terms

The term base earnings represents the cumulative preferred portion of the pre-tax earnings before owners' compensation of acquired firms that NFP capitalizes at the time of acquisition of a firm. Gross margin is defined as revenues less firm operating expenses excluding amortization and including management fees.

About National Financial Partners Corp.

Founded in 1998, National Financial Partners Corp. ("NFP") is a leading independent distributor of financial services products to high net worth individuals and growing entrepreneurial companies. NFP is headquartered in New York and operates a national distribution network with over 1,700 producers in 41 states and Puerto Rico consisting of over 150 firms and over 200 affiliated third-party distributors.

About Highland Capital Holding Corporation

Highland Capital Holding Corporation was incorporated in Delaware in May 1997 and completed its first acquisitions in September 1998. The company was formed to assist independent insurance professionals grow their business in the high net worth market. Highland has 21 offices across 18 states.

This press release of National Financial Partners Corp. ("NFP") contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions readers that statements relating to NFP's operations are based on management's current expectations, estimates and projections. Words such as "anticipates," "expects," "intends," "plans," "targets," "projects," "believes," "seeks," "estimates" and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect expectations, please see NFP's filings with the Securities and Exchange Commission, including its registration statement on Form S-1. Unless legally required, NFP undertakes no obligation to revise or update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Source:  National Financial Partners Corp.

Contacts:

Investor Relations:                         Media Relations:
Elizabeth Werner                            Elliot Holtz
National Financial Partners                 National Financial Partners
ir@nfp.com                                  ir@nfp.com
212-301-4084                                212-301-4060